Exhibit A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the Statement on Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.001 per share, of Splunk Inc. is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: April 4, 2022

H&F CORPORATE INVESTORS X, LTD.

By:	/s/ David R. Tunnell
Name: David R. Tunnell
Title: Vice President

HELLMAN & FRIEDMAN INVESTORS X, L.P.

By: H&F Corporate Investors X, Ltd.
Its: General Partner

By:	/s/ David R. Tunnell
Name: David R. Tunnell
Title: Vice President

HELLMAN & FRIEDMAN CAPITAL PARTNERS X, L.P.

By: Hellman & Friedman Investors X, L.P.
Its: General Partner

By: H&F Corporate Investors X, Ltd.
Its: General Partner

By:	/s/ David R. Tunnell
Name: David R. Tunnell
Title: Vice President

H&F SHADOWFAX HOLDINGS GP, LLC

By: Hellman & Friedman Capital Partners X, L.P.
Its: Managing Member

By: Hellman & Friedman Investors X, L.P.
Its: General Partner

By: H&F Corporate Investors X, Ltd.
Its: General Partner

By:	/s/ David R. Tunnell
Name: David R. Tunnell
Title: Vice President

H&F SHADOWFAX HOLDINGS, L.P.

By: H&F Shadowfax Holdings GP, LLC
Its: General Partner

By: Hellman & Friedman Capital Partners X, L.P.
Its: Managing Member

By: Hellman & Friedman Investors X, L.P.
Its: General Partner

By: H&F Corporate Investors X, Ltd.
Its: General Partner

By:	/s/ David R. Tunnell
Name: David R. Tunnell
Title: Vice President

H&F SHADOWFAX HOLDINGS 2 GP, LLC

By:	/s/ Stephen Ensley
Name: Stephen Ensley
Title: Vice President

H&F SHADOWFAX HOLDINGS 2, L.P.

By:	/s/ Stephen Ensley
Name: Stephen Ensley
Title: Vice President

[Joint Filing Agreement]